EXHIBIT 99.1

[ALLEGHENY ENERGY LOGO]
NEWS RELEASE

For Media, contact:
Cynthia A. Shoop
Vice President, Corporate Communications
10435 Downsville Pike
Hagerstown, MD 21740-1766
Phone: 301-665-2718
Media Hotline: 1-888-233-3583
E-Mail: cshoop@alleghenyenergy.com

For Investor Relations, contact: Gregory L. Fries General Manager, Investor Relations 10435 Downsville Pike Hagerstown, MD 21740-1766 Phone: (301) 665-2713 E-Mail: gfries@alleghenyenergy.com
M. Beth Straka General Manager, Investor Relations 4350 Northern Pike Monroeville, PA 15146-2841 Phone: (412) 856-3731 E-Mail: mstraka@alleghenyenergy.com

For Immediate Release

Allegheny Energy, Inc. Reports Second Quarter 2002 Results

Affirms 2002 Earnings Guidance, Announces Steps to Refocus Trading Business
and Improve Performance, and Intends to Maintain the Dividend Based on Expected Earnings

          Hagerstown, Md., July 30, 2002 - Allegheny Energy, Inc. (NYSE: AYE) today reported a net loss of $32.3 million ($.26 per share) for the second quarter of 2002, compared to second quarter 2001 net earnings of $115.8 million ($.97 per share). The second quarter 2002 results largely reflect weak wholesale energy markets nationwide, lower net revenue in generation and marketing, reduced economic activity, and unplanned outages at the Company's generation plants. The Company recorded an after-tax charge in the second quarter of 2002 of $23.3 million ($.19 per share) for the cancellation of generating capacity planned for La Paz, Arizona. The Company also recorded an after-tax charge of $5.5 million ($.04 per share) for unregulated investments determined to be impaired. Excluding the effects of these charges, the net loss for the second quarter would have been $3.5 million ($.03 per share), compared to $115.8 million ($.97 per share) in the second quarter of 2001.

          Also during the second quarter of 2002, the Company completed its assessment of goodwill in accordance with the Statement of Financial Accounting Standards (SFAS) No. 142, "Goodwill and Other Intangible Assets." The assessment determined that approximately $210 million of goodwill, primarily related to the acquisitions of Mountaineer Gas Company and West Virginia Power Company, was impaired. As a result, the Company recorded an after-tax charge of $130.5 million ($1.04 per share) as the cumulative effect of this accounting change as of January 1, 2002.

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          Net earnings for the 12 months ended June 30, 2002, were $169.1 million ($1.35 per share), compared to $336.8 million ($2.98 per share) for the 12 months ended June 30, 2001. Excluding the extraordinary charge for electric utility restructuring orders, the cumulative effects of accounting changes, and the effects of other transactions, net earnings for the 12 months ended June 30, 2002, would have been $316.5 million ($2.52 per share), compared to $374.4 million ($3.32 per share) for the twelve months ended June 30, 2001.

Per share earnings for comparable 2002 and 2001 periods were:

	Second Quarter		6 Months Ended June		12 Months Ended June
	2002	2001	2002	2001	2002	2001
Basic earnings (loss) per share	$(.26)	$.97	$(.49)	$1.63	$1.35	$2.98
Cumulative effects of accounting changes			(1.04)	(.27)	(1.04)	(.28)
La Paz cancellation	(.19)		(.19)		(.19)
Impairment of unregulated investments	(.04)		(.04)		(.04)
Gain on Canaan Valley land sale			.10		.10
Extraordinary charge for electric utility restructuring orders						(.06)
Pro forma income before extraordinary charge, cumulative effects of accounting changes, and other transactions	$(.03)	$.97	$ .68	$1.90	$2.52	$3.32

Allegheny Energy's second quarter 2002 results were negatively affected by:

Approximately $.15 per share due to replacement power and approximately $.10 per share of increased operation and maintenance expenses resulting from unplanned generation outages, and
An approximate net reduction in earnings from trading activities of $.70 per share.

          "Like others in the energy sector, Allegheny has not been immune to the challenges resulting from the dramatic changes in the energy markets," according to Allegheny Energy Chairman, President, and Chief Executive Officer Alan J. Noia. "Energy companies have been particularly affected by a weak wholesale market, the evaporation of liquid wholesale energy markets, the Enron bankruptcy, accounting scandals, the California energy crisis, energy trading improprieties by certain companies, and the decline in credit quality among major merchant energy companies. The Allegheny Energy management team and I recognize that these challenging times call for prudent and decisive actions that will allow us to continue to provide shareholder value, while offering customer service that is unmatched in our industry. We are taking that action by refocusing our business and leadership team on our core assets and reducing our marketing and trading activities and operating costs to better reflect the earnings potential that we see there."

          Despite these year-to-date results, Allegheny Energy reiterated its 2002 guidance of $2.50 to $2.70 per share, excluding the other transactions and cumulative effects of accounting changes, and established an earnings target for 2003 of $2.60 to $2.80 per share - a growth rate of 3 to 5 percent over 2002. The Company continues to meet all debt covenant requirements and has sufficient liquidity to meet working capital needs.

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The components of 2002 and 2003 earnings guidance are as follows:

	2002 Year-to-date	Expected Full Year	Projected 2003 (c)

Delivery and Services	$.56 (a)	$1.15 - $1.20	$1.10 - 1.15

Generation and Marketing
POLR	.49	1.20 - 1.25	1.25 - 1.35
Excess Generation	(.22)	.02 - .10	.35 - .40
Midwest Peakers	(.27)	(.15) - (.20)	(.20) - (.25)
Trading	.12	.28 - .35	.10 - .15
Total Generation and Marketing	.12 (b)	1.35 - 1.50	1.50 - 1.65

Total	$.68	$2.50 - 2.70	$2.60 - 2.80
(a) Pro forma excluding $.10 gain on sale of land in 1st quarter 2002 and $.04 charge related to impairment of unregulated investments.
(b) Pro forma excluding $.19 charge related to cancellation of La Paz project.
(c) Includes 10 million additional shares assumed to be outstanding.

          According to Noia, after a thorough re-examination of the Company's existing businesses, operations, and strategic plans, Allegheny Energy's management team is taking immediate action to improve the Company's performance, enhance its earnings, strengthen its balance sheet, and re-establish Allegheny Energy's ability to deliver consistent shareholder value. These steps include the following:

Building on Allegheny Energy's fundamental strengths - delivering energy to native load customers and operating the Company's low-cost fleet of legacy generation assets: Allegheny Energy's legacy energy delivery business has performed consistently regardless of the business environment. Allegheny Energy will continue to improve, grow, and build on the traditional, high-quality earnings and cash flows from this core business.

Reducing the Company's reliance on energy trading: Allegheny Energy is realigning its trading and marketing activities to optimize its existing physical assets and prudently manage and protect value associated with the existing positions in its portfolio. As part of this asset-backed strategy, Allegheny Energy's origination activity will be concentrated on the regions in which it owns power plants and serves customers - the Mid-Atlantic and Midwest.

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Maintaining stability of the Company's investment grade ratings: To maintain Allegheny Energy's investment grade ratings in the near-term, the Company is aggressively working to bolster its balance sheet, improve its liquidity, and reduce capital and operating and maintenance expenses. Included in this effort is the evaluation of asset sales to generate cash to reduce debt and/or asset swaps to better balance and diversify the Company's existing generation portfolio. On July 8, 2002, Allegheny Energy announced a number of cost-cutting initiatives to better align its business with market conditions, including reducing pre-tax operating expenses by $45 million for the remainder of 2002; canceling a number of generation projects, thereby reducing capital expenditures by approximately $700 million over the next several years; and reducing the Allegheny Energy workforce by approximately 10 percent, resulting in an estimated additional $5 million of expense reductions this year and an ongoing annualized savings of $40 million to $50 million.

Maintaining Allegheny Energy's dividend: The current dividend level has been and will continue to be a priority for Allegheny Energy's management. The Company believes that the current dividend is adequately covered by the earnings of its regulated energy delivery business plus its supply business' provider of last resort sales to the energy delivery business.

          Noia added, "Allegheny's integrated business model has emphasized a balance between regulated and non-regulated operations and a portfolio of hard, low-cost generation assets. This will not change. We remain committed to continuing to create value for our shareholders from these assets, and are confident that this plan to bolster our financial performance will enable us to achieve that goal today and in the future."

          Allegheny Energy will comment further on these results and its restructuring plan in an analyst conference call at 1 p.m. (Eastern Time) on July 31, 2002. Investors, the news media, and others may listen to a live internet broadcast of the call at www.alleghenyenergy.com or www.streetevents.com by clicking on an available audio link. The call will also be archived for replay purposes for 10 working days after the live broadcast on both of these web sites. A news release on the earnings and supporting financial data will also be available on the Company's web site for review.

          With headquarters in Hagerstown, Md., Allegheny Energy is an integrated Fortune 500 energy company with a balanced portfolio of businesses, including Allegheny Energy Supply, which owns and operates electric generating facilities and supplies energy and energy-related commodities in selected domestic retail and wholesale markets; Allegheny Power, which delivers low-cost, reliable electric and natural gas service to about three million people in Maryland, Ohio, Pennsylvania, Virginia, and West Virginia; and a business offering fiber-optic and data services, energy procurement and management, and energy services. More information about the Company is available at www.alleghenyenergy.com.

          Certain statements contained herein constitute forward-looking statements with respect to Allegheny Energy, Inc. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of Allegheny Energy to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors may affect Allegheny Energy's operations, markets, products, services, prices, capital expenditures, development activities, and future plans. Such factors include, among others, the following: changes in general, economic, and business conditions; changes in the price of electricity and natural gas; changes in industry capacity; changes in technology; changes in financial and capital market conditions; changes in political and social conditions, deregulation activities and the movement toward competition in the states served by our operations; the effect of regulatory and legislative decisions; regulatory approvals and conditions; the loss of any significant customers; litigation; and changes in business strategy or business plans.

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Allegheny Energy, Inc.
Performance
Second Quarter 2002
(In thousands, except per share data)

Three Months Ended	2002	2001
Revenues
Delivery and services (Note 1)	$ 440,136	$ 318,572
Generation and marketing (Note 2)	1,886,882	2,621,802
Total	$ 2,327,018	$2,940,374

Pro forma consolidated income before other transactions	$ (3,480)	$ 115,797
La Paz cancellation (Note 3)	(23,350)	-
Charge for estimated impairment of unregulated investments	(5,459)	-
Consolidated net income (loss)	$ (32,289)	$ 115,797

Basic earnings (loss) per average share
Pro forma before other transactions	$ (0.03)	$ 0.97
La Paz cancellation (Note 3)	(0.19)	-
Charge for estimated impairment of unregulated investments	(0.04)	-
Consolidated net income (loss)	$ (0.26)	$ 0.97
Diluted earnings (loss) per share	$ (0.26)	$ 0.96
Average common shares outstanding	125,437	119,842

Year-to-Date
Revenues
Delivery and services (Note 1)	$ 959,868	$ 727,165
Generation and marketing (Note 2)	3,635,327	3,906,585
Total	$ 4,595,195	$4,633,750

Pro forma consolidated income before cumulative effect of accounting changes
and other transactions	$ 86,241	$ 218,621
Cumulative effect of accounting changes (Notes 4 and 5)	(130,514)	(31,147)
La Paz cancellation (Note 3)	(23,350)	-
Charge for estimated impairment of unregulated investments	(5,459)	-
Gain on Canaan Valley land sale (Note 6)	11,917	-
Consolidated net income (loss)	$ (61,165)	$ 187,474

Basic earnings (loss) per average share
Pro forma before cumulative effect of accounting changes
and other transactions	$ 0.68	$ 1.90
Cumulative effect of accounting changes (Notes 4 and 5)	(1.04)	(0.27)
La Paz cancellation (Note 3)	(0.19)	-
Charge for estimated impairment of unregulated investments	(0.04)	-
Gain on Canaan Valley land sale (Note 6)	0.10	-
Consolidated net income (loss)	$ (0.49)	$ 1.63
Diluted earnings (loss) per share	$ (0.49)	$ 1.62
Average common shares outstanding	125,343	115,165

Twelve Months Ended
Revenues
Delivery and services (Note 1)	$ 1,718,399	$1,364,336
Generation and marketing (Note 2)	8,621,976	5,549,153
Total	$10,340,375	$6,913,489

Pro forma consolidated income before extraordinary charge,
cumulative effect of accounting changes and other transactions	$ 316,542	$ 374,422
Cumulative effect of accounting changes (Notes 4 and 5)	(130,514)	(31,147)
La Paz cancellation (Note 3)	(23,350)	-
Charge for estimated impairment of unregulated investments	(5,459)	-
Gain on Canaan Valley land sale (Note 6)	11,917	-
Ohio and Virginia extraordinary charges (Note 7)	-	(6,518)
Consolidated net income	$ 169,136	$ 336,757

Basic earnings (loss) per average share
Pro forma before extraordinary charge, cumulative effect of
accounting changes and other transactions	$ 2.52	$ 3.32
Cumulative effect of accounting changes (Notes 4 and 5)	(1.04)	(0.28)
La Paz cancellation (Note 3)	(0.19)	-
Charge for estimated impairment of unregulated investments	(0.04)	-
Gain on Canaan Valley land sale (Note 6)	0.10	-
Ohio and Virginia extraordinary charges (Note 7)	-	(0.06)
Consolidated net income	$ 1.35	$ 2.98
Diluted earnings (loss) per share	$ 1.35	$ 2.98
Average common shares outstanding	125,152	112,781

Note 1: Includes revenues for transmission, distribution, and other services.
Note 2: Includes the sale of energy to our regulated utilities to meet provider of last resort obligations.
Note 3: Reflects cancellation of project to build 1,080 MW of generation planned for La Paz, Arizona.
Note 4: For 2002, reflects adoption of SFAS No. 142, "Goodwill and Other Intangible Assets", which resulted in a charge for the impairment of goodwill, net of effects of income taxes.
Note 5: For 2001, reflects adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", net of effects of income taxes.
Note 6: Reflects sale of land at Canaan Valley to the United States Fish and Wildlife Service.
Note 7: Reflects cost determined to be unrecoverable as a result of deregulation proceedings in Ohio and Virginia, net of effects of income taxes.

Allegheny Energy, Inc.
Financial Highlights
Second Quarter 2002
(In thousands, except per share data)

Three Months Ended June 30
	2002			2001
	Delivery &	Generation &		Delivery &	Generation &
	Services	Marketing	Consolidated	Services	Marketing	Consolidated

Operating revenues (Note 1)	$ 440,136	$ 1,886,882	$ 2,327,018	$ 318,572	$ 2,621,802	$ 2,940,374

Net revenues (Note 2)	$ 249,976	$ 158,113	$ 408,089	$ 261,113	$ 331,376	$ 592,489

Operation expense	96,042	156,782	252,824	97,689	115,746	213,435
Depreciation and amortization	38,432	37,865	76,297	36,839	39,025	75,864
Taxes other than income taxes	23,777	24,486	48,263	30,254	23,754	54,008

Operating income (before income taxes)	$ 91,725	$ (61,020)	$ 30,705	$ 96,331	$ 152,851	$ 249,182

Other income and expenses	$ (8,845)	$ 2,278	$ (6,567)	$ (4,326)	$ 4,274	$ (52)

Consolidated income before cumulative effect of accounting change	$ 32,301	$ (64,590)	$ (32,289)	$ 41,386	$ 74,411	$ 115,797
Cumulative affect of accounting change, net			-			-
Consolidated net income (loss)	$ 32,301	$ (64,590)	$ (32,289)	$ 41,386	$ 74,411	$ 115,797

Basic earnings (loss) per average share:
Consolidated income before cumulative effect of accounting change	$ 0.26	$ (0.52)	$ (0.26)	$ 0.35	$ 0.62	$ 0.97
Cumulative effect of accounting change, net	-	-	-	-	-	-
Consolidated net income	$ 0.26	$ (0.52)	$ (0.26)	$ 0.35	$ 0.62	$ 0.97

Diluted earnings (loss) per average share:
Consolidated income before cumulative effect of accounting change			$ (0.26)			$ 0.97
Cumulative effect of accounting change, net			-			-
Consolidated net income			$ (0.26)			$ 0.96

Note 1: Revenues for the generation and marketing segment include the sale of energy to our regulated utilities to meet provider of last resort obligations.

Note 2: Net revenues reflect revenues less the cost of fuel consumed for electric generation, purchased energy and transmission, natural gas purchases, deferred power costs, and cost of goods sold.

Allegheny Energy, Inc.
Financial Highlights
Year-to-Date June 2002
(In thousands, except per share data)

	Year-to-Date June 30
	2002			2001
	Delivery &	Generation &		Delivery &	Generation &
	Services	Marketing	Consolidated	Services	Marketing	Consolidated

Operating revenues (Note 1)	$ 959,868	$ 3,635,327	$ 4,595,195	$ 727,165	$ 3,906,585	$ 4,633,750

Net revenues (Note 2)	$ 529,554	$ 444,260	$ 973,814	$ 564,099	$ 572,512	$ 1,136,611

Operation expense	208,998	254,679	463,677	194,241	208,316	402,557
Depreciation and amortization	77,485	74,873	152,358	74,231	67,019	141,250
Taxes other than income taxes	64,581	47,490	112,071	64,087	47,703	111,790

Operating income (before income taxes)	$ 178,490	$ 67,218	$ 245,708	$ 231,540	$ 249,474	$ 481,014

Other income and expenses	$ 6,251	$ 2,653	$ 8,904	$ (6,130)	$ 9,910	$ 3,780

Consolidated income before cumulative effect of accounting change	$ 77,628	$ (8,279)	$ 69,349	$ 98,120	$ 120,501	$ 218,621
Cumulative affect of accounting change, net	(130,514)	-	(130,514)	-	(31,147)	(31,147)
Consolidated net income (loss)	$ (52,886)	$ (8,279)	$ (61,165)	$ 98,120	$ 89,354	$ 187,474

Basic earnings (loss) per average share:
Consolidated income before cumulative effect of accounting change	$ 0.62	$ (0.07)	$ 0.55	$ 0.85	$ 1.05	$ 1.90
Cumulative effect of accounting change, net	(1.04)	-	(1.04)	-	(0.27)	(0.27)
Consolidated net income	$ (0.42)	$ (0.07)	$ (0.49)	$ 0.85	$ 0.78	$ 1.63

Diluted earnings (loss) per average share:
Consolidated income before cumulative effect of accounting change			$ 0.55			$ 1.89
Cumulative effect of accounting change, net			(1.04)			(0.27)
Consolidated net income			$ (0.49)			$ 1.62

Note 1: Revenues for the generation and marketing segment include the sale of energy to our regulated utilities to meet provider of last resort obligations.

Note 2: Net revenues reflect revenues less the cost of fuel consumed for electric generation, purchased energy and transmission, natural gas purchases, deferred power costs, and cost of goods sold.